EXHIBIT 21.1
LIST OF SUBSIDIARIES
LivaNova PLC and Subsidiaries
As of December 31, 2021

Company	Jurisdiction of Formation
LivaNova Plc	United Kingdom
LivaNova Plc (Italian Branch)	Italy
Caisson Interventional, LLC	USA
CardiacAssist, Inc. Dba TandemLife	USA
Cyberonics Holdings, LLC	USA
Cyberonics Netherlands CV	Netherlands
Cyberonics Spain SL	Spain
ImThera Medical, Inc.	USA
LivaNova Australia PTY Limited	Australia
LivaNova Austria GmbH	Austria
LivaNova Belgium N.V.	Belgium
LivaNova Brasil Comércio e Distribuição de Equipamentos Médico-hospitalares Ltda	Brazil
LivaNova Canada, Inc.	Canada
LivaNova Cayman Limited	Cayman Islands
LivaNova Chile SpA	Chile
LivaNova (China) Medical Technology Co. Ltd	China
LivaNova Colombia Sas	Colombia
LivaNova Deutschland GmbH	Germany
LivaNova Espana, S.L.	Spain
LivaNova Finland Oy	Finland
LivaNova Holding S.r.l.	Italy
LivaNova Hong Kong Limited	Hong Kong
LivaNova Hungary Limited Liability Company	Hungary
LivaNova, Inc.	USA
LivaNova India Private Limited	India
LivaNova IP Limited	United Kingdom
LivaNova Japan K.K.	Japan
LivaNova Malaysia Sbn. Bhd.	Malaysia
LivaNova Nederland N.V.	Netherlands
LivaNova Norway AS	Norway
LivaNova Poland Sp. Z o.o.	Poland
LivaNova SAS	France
LivaNova Scandinavia AB	Sweeden
LivaNova Singapore Pte Ltd	Singapore
LivaNova Site Management S.r.l.	Italy
LivaNova Switzerland SA	Switzerland
LivaNova Taiwan Co. Ltd	Taiwan
LivaNova (Thailand) Ltd	Thailand
LivaNova Turkey Medikal Limited Sirketi	Turkey
LivaNova UK Limited	United Kingdom
LivaNova USA, Inc.	USA

Company	Jurisdiction of Formation
LIVN Irishco 2 UC	Ireland
LIVN Luxco 2 sarl	Luxembourg
LIVN UK Holdco Limited	United Kingdom
LIVN UK 2 Co. Limited	United Kingdom
LIVN US 3, LLC	USA
LIVN US 5, LLC	USA
Sorin Group Czech Republic s.r.o.	Czech Republic
Sorin Group Italia S.r.l.	Italy
Sorin Group Rus LLC	Russia